FOR IMMEDIATE RELEASE

RailAmerica, Inc. Announces Plan to Redeem $74 million of 9.25% Senior Secured Notes due 2017

JACKSONVILLE, FL, December 6, 2011 – RailAmerica, Inc. (NYSE: RA) today announced that it is redeeming $74 million of its 9.25% Senior Secured Notes on January 5, 2012, in accordance with the terms of the indenture. The notes will be redeemed at a redemption price of 103% of the principal amount of the notes being redeemed, plus accrued interest up to but not including, January 5, 2012. Upon completion of the redemption, $518 million aggregate principal amount of the senior secured notes will remain outstanding.

In connection with early retirement of the indebtedness, the Company will incur charges of approximately $7 million pre-tax in the first quarter of 2012. Approximately $4.8 million of the charge is non-cash. After the redemption, annual interest expense on the Senior Notes for 2012 will decline by $8.1 million of which $6.8 million is cash interest. See table at the end of the release for details on estimated 2012 Senior Notes interest.

RailAmerica, Inc. owns and operates short-line and regional freight railroads in North America, operating a portfolio of 43 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.

Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “appears,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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INVESTOR CONTACT
Ira Berger
Vice President & Treasurer
Office: 904.538.6332

MEDIA CONTACT
Donia Crime
Office: 904.645.6200
Cell: 404.271.1437

Estimated Redemption Charges and Interest Expense on Remaining Senior Notes ($518 million outstanding)

	2012
Pre Tax, ($ in millions)	Q1	Q2	Q3	Q4

Redemption charge, cash	$2.2
Redemption charges, non-cash	4.8

Total redemption charges	$7.0
Senior note interest	$12.1	$12.0	$12.0	$12.0
Swap amortization	1.6	1.4	1.3	1.1
Amortization of original issue discount	0.6	0.6	0.6	0.6
Amortization of deferred loan costs	0.4	0.4	0.4	0.4

Interest expense (remaining senior notes)	$14.7	$14.4	$14.3	$14.1